UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Separation of Richard L. Simons as President, Chief Executive Officer and Director

On May 10, 2017, the Board of Directors (“Board”) of Hardinge Inc. (“Hardinge” or the “Company”) removed Richard L. Simons as President and Chief Executive Officer of the Company and separated Mr. Simons’ employment with the Company, without cause. In connection with the separation of Mr. Simons’ employment, he is entitled to the severance payments and benefits provided for under his employment agreement and the various Company benefit plans in which he is a participant.

In addition to the foregoing, the Compensation Committee of the Board has elected to waive the vesting requirements with respect to contributions made on behalf of Mr. Simons pursuant to the Hardinge Inc. Non-Qualified Deferred Compensation Plan (the “NQDC Plan”) that remained unvested as of the date of separation of Mr. Simons’ employment. As result of such waiver, Mr. Simons shall receive an additional payment of benefits associated with the unvested contributions under the NQDC Plan in an amount equal to $320,759.

Additionally, on May 10, 2017, Richard L. Simons resigned from his position as a member of the Company’s Board.

On May 10, 2017, Mr. Simons and the Company entered into a consulting agreement whereby Mr. Simons shall provide consulting services to the Company for a period of 90 days commencing immediately following the termination of his employment. The consulting services to be provided by Mr. Simons include facilitating the transition of his former duties to his successor. In consideration for the services to be performed by Mr. Simons during such period, the Company shall pay Mr. Simons an amount equal to $38,500 per month.

A copy of the Company’s press release announcing the removal of Mr. Simons as the Company’s President and Chief Executive Officer is attached hereto as Exhibit 99.1.

(c)

Appointment of Charles P. Dougherty as President and Chief Executive Officer

On May 10, 2017, Charles P. Dougherty, age 55, was appointed as President and Chief Executive Officer of Hardinge.

Prior to joining the Company, Mr. Dougherty served as Director, President and Chief Executive Officer of American Science and Engineering, Inc. (NASDAQ: ASEI), a publicly-traded company that develops, manufactures, markets, and sells X-ray inspection and other detection products for homeland security, force protection, public safety and other critical defense and security applications (“AS&E”). Mr. Dougherty served in these positions at AS&E from April 2013 until January 2017. In September 2016, AS&E was acquired by OSI Systems, Inc. (NASDAQ: OSIS), a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications. From 2010 to 2012, Mr. Dougherty served as President of the Communications and Industrial segment of TE Connectivity, Ltd., formerly Tyco Electronics Corporation, one of the world’s largest providers of connectivity solutions in the industrial, telecommunications, consumer electronics, medical devices and solar energy markets. Mr. Dougherty received a Master’s Degree in Business Administration from Villanova University and a Bachelor’s Degree in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Dougherty also completed the Executive Development Program at Northwestern University’s Kellogg School of Management.

In connection with Mr. Dougherty’s appointment as President and Chief Executive Officer, the Company and Mr. Dougherty have entered into an Employment Agreement, dated May 10, 2017 (the “Employment Agreement”). The initial term of employment under the Employment Agreement is for two years (commencing on May 10, 2017) unless terminated earlier in accordance with the terms of the agreement. At least 120 days prior to the second anniversary of the effective date of the Employment Agreement (the “Second Anniversary Date”), the Board will initiate a discussion with Mr. Dougherty regarding continuation of his employment with the Company.  If Mr. Dougherty’s employment continues after the Second Anniversary Date and the Company and Mr. Dougherty have not agreed to renew the Employment Agreement or enter into a new agreement, then Mr. Dougherty will continue to be employed by the Company as an “at will” employee.

The Employment Agreement provides for base salary at the annual rate of $500,000 for Mr. Dougherty, subject to annual review by the Board. Further, the Employment Agreement provides that Mr. Dougherty will be eligible to receive awards under the Company’s cash incentive and stock incentive compensation plans. Mr. Dougherty’s annual target award under such plans shall be 100% of his base salary with a threshold-maximum range of 50% to 150% of his base salary. Awards under the Company’s cash incentive and stock incentive compensation plans shall be determined at the discretion of the Board. Additionally, Mr. Dougherty shall receive an initial non-qualified stock option grant to purchase one hundred fifty thousand (150,000) shares of the Company’s common stock under the Company’s stock incentive plan, subject to time vesting and performance-based vesting requirements.   Under the Employment Agreement, Mr. Dougherty is eligible to participate in all pension and welfare benefit programs generally made available to the Company’s executive employees.

The Employment Agreement provides that if the Company terminates Mr. Dougherty’s employment without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement) prior to the Second Anniversary Date, then he will be entitled to severance payments equal to his base salary for a period of twelve months and will be entitled to continued participation in the Company’s group health plan for a period of twelve months provided he tenders a release to the Company.  In the event of termination of Mr. Dougherty’s employment by reason of death, permanent disability (as defined in the Employment Agreement), resignation without good reason or termination by the Company for cause, he is entitled to his base salary and benefits through the date of termination of employment.

If any amounts due to Mr. Dougherty under the Employment Agreement or any other plan or program of the Company constitute a “parachute payment” (as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the aggregate amounts constituting the parachute payment shall be reduced to an amount that will equal three times his “base amount” (as such term is defined in Section 280G(b)(3) of the Code) less $1.00.

The Employment Agreement also contains covenants protecting the Company’s intellectual property and confidential information and restricting competition with the Company during the term of Mr. Dougherty’s employment with the Company and, in some instances, for certain periods of time following his termination of employment with the Company.

A copy of the Company’s press release announcing the appointment of Mr. Dougherty as the Company’s President and Chief Executive Officer is attached hereto as Exhibit 99.1.

(d)

Election of Charles P. Dougherty as Director

On May 10, 2017, Charles P. Dougherty was elected as a member of the Board. Currently, Mr. Dougherty has not been appointed to serve on any committee of the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2017, the Board approved an amendment to Article III, Section 3 of the Amended and Restated By-Laws of Hardinge Inc., whereby the number of directors constituting the entire Board was decreased from nine directors to eight directors (the “By-Laws Amendment”). The foregoing description of the By-Laws Amendment is qualified in its entirety by reference to the full text of the By-Laws Amendment. The full text of the Amended and Restated By-Laws of Hardinge Inc. (which includes the By-Laws Amendment) is attached as Exhibit 3.1, and the text of the By-Laws Amendment is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Amended and Restated By-Laws of Hardinge Inc.
99.1	Press Release, dated May 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	May 16, 2017
/s/ Douglas J. Malone
Douglas J. Malone Senior Vice President and Chief Financial Officer